UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

CODA OCTOPUS GROUP, INC.

(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization	File Number)	Identification Number)

7380 Sand Lake Road, Suite #500

Orlando, FL 32819

(Address, Including Zip Code of Principal Executive Offices)

801-973-9136

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offiers; Compensatory Arrangements of Certain Officers.

(d) Effective June 2, 2017, the board of directors of Coda Octopus Group, Inc. (the “Company”) elected Nina Hoque to fill an existing vacancy on the Company’s board.

Since 2009, Ms. Hoque has been the principal of Hoque Consulting, a London based consulting firm that provides legal counseling for financial institutions and other commercial enterprises.

Prior to that time she was engaged in the private practice of law as both an associate and partner in a number of major international firms in Canada, the Czech Republic and, for the past 19 years, England. She has wide ranging experience in corporate and financial transactions. Ms. Hoque holds an LL.M. from Georgetown University Law Centre and an LL.B. from Osgoode Hall Law School, York University, North York, Ontario. She is licensed to practice in England and Wales.

The Company’s board of directors believes that Ms.Hoque’s extensive experience as a finance and corporate lawyer leading and completing major corporate and commercial transactions including infrastructure projects and selling and purchase of major businesses, give her the qualifications and skills to serve as a director.

The Company will pay Ms. Hoque a quarterly board fee of $2,500. She will also be issued 7,143 shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2017
Coda Octopus Group, Inc.

	By:	/s/ Annmarie Gayle
Chief Executive Officer